Exhibit 99.1

Merrimack Reports First Quarter 2018 Financial Results

– Three clinical readouts expected in 2018, including data from two randomized Phase 2 studies –

– Conference call at 8:30 am ET today –

Cambridge, Mass., May 8, 2018 — Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a clinical-stage oncology company focused on biomarker-defined cancers, today announced its first quarter 2018 financial results for the period ended March 31, 2018.

“At Merrimack, we set out to design targeted solutions with pharmacological properties to match our team’s understanding of cancer pathways and drug metabolism. We have been focused on executing this strategy as we advance the ten wholly-owned programs across our clinical and preclinical pipeline, each addressing biomarker-defined cancers,” said Richard Peters, M.D., Ph.D., President and Chief Executive Officer. “We look forward to our three upcoming clinical readouts: randomized Phase 2 data for istiratumab (MM-141) in pancreatic cancer and seribantumab (MM-121) in non-small cell lung cancer and Phase 1 data for MM-310 in solid tumors.”

First Quarter and Recent Highlights

Key events from the first quarter and more recently include:

•	Appointment of Lee Newcomer, M.D., M.H.A., former Senior Vice President for Oncology and Genetics and Chief Medical Officer at UnitedHealthcare and board-certified medical oncologist, to Merrimack’s Scientific Advisory Board (SAB). Dr. Newcomer, with his perspective on medical oncology and patient access, joins distinguished experts in precision oncology, bioengineering, drug discovery and clinical development on Merrimack’s SAB; and

•	Presentation of preclinical data at the 2018 American Association for Cancer Research (AACR) Annual Meeting. Merrimack hosted four poster sessions, highlighting preclinical data from MM-310 as well as other preclinical programs currently in development.

Upcoming Milestones

Merrimack anticipates the following upcoming clinical milestones:

•	Top-line results in the first half of 2018 from the CARRIE study, an event-driven, randomized Phase 2 clinical trial evaluating istiratumab (MM-141) added to standard of care in patients with front-line metastatic pancreatic cancer who have high serum levels of free IGF-1;

•	Top-line results in the second half of 2018 from the SHERLOC study, an event-driven, randomized Phase 2 clinical trial evaluating seribantumab (MM-121) added to standard of care in patients with heregulin positive non-small cell lung cancer; and

•	Safety data and maximum tolerated dose in the second half of 2018 from the Phase 1 clinical study of MM-310 in patients with solid tumors.

First Quarter 2018 Financial Results

The following summarizes Merrimack’s financial results for the three months ended March 31, 2018:

•	Research and development expenses for the three months ended March 31, 2018 were $13.1 million, compared to $21.6 million for the three months ended March 31, 2017. Research and development spending for the first quarter of 2018 was lower versus the comparable period in 2017, primarily due to Merrimack’s refocused clinical and preclinical pipeline;

•	General and administrative expenses for the three months ended March 31, 2018 were $4.3 million, compared to $5.6 million for the three months ended March 31, 2017. General and administrative spending for the first quarter of 2018 was lower versus the comparable period in 2017, primarily due to a decrease in corporate expenses related to headcount levels following the asset sale to Ipsen S.A.;

•	Net loss from operations for the three months ended March 31, 2018 was $17.8 million, or $1.33 per share, compared to a net loss from continuing operations of $28.7 million, or $2.20 per share, for the three months ended March 31, 2017;

•	As of March 31, 2018, Merrimack had cash and cash equivalents and marketable securities of $76.3 million, compared to $93.4 million as of December 31, 2017; and

•	As of March 31, 2018, Merrimack had 13.3 million shares of common stock, $0.01 par value per share, outstanding.

Financial Outlook

Merrimack continues to believe that its cash and cash equivalents and marketable securities of $76.3 million as of March 31, 2018 and certain potential net milestone payments anticipated from Shire will be sufficient to fund its planned operations into the second half of 2019.

Conference Call and Webcast

Merrimack will host a live conference call and webcast today, Tuesday, May 8, 2018 at 8:30 am ET, to provide an update on its operational progress and a summary of these financial results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 1596995. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the call will be archived there for six weeks following the call.

About Merrimack

Merrimack is a biopharmaceutical company based in Cambridge, Massachusetts that is outthinking cancer to ensure that patients and their families live fulfilling lives. Its mission is to transform cancer care through the smart design and development of targeted solutions based on a deep understanding of cancer pathways and biological markers. All of Merrimack’s development programs, including four clinical studies and six candidates in preclinical development, fit into its strategy of 1) understanding the biological problems it is trying to solve, 2) designing specific solutions and 3) developing those solutions for biomarker-selected patients. This three-pronged strategy seeks to ensure optimal patient outcomes. For more information, please visit Merrimack’s website at www.merrimack.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as

amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of availability of clinical trial data, the anticipated achievement of milestones and the availability of funding sufficient to fund Merrimack’s operations. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the SEC on March 12, 2018 and the other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2018	2017

Operating expenses:
Research and development expenses	$13,106	$21,605
General and administrative expenses	4,270	5,634

Total operating expenses	17,376	27,239

Loss from continuing operations	(17,376)	(27,239)
Other income and expenses:
Interest income	275	14
Interest expense	—	(1,979)
Other income (expense), net	(681)	(2)

Total other income and expenses	(406)	(1,967)

Net loss from continuing operations	(17,782)	(29,206)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(947)
Net loss	(17,782)	(30,153)
Net loss attributable to non-controlling interest	—	(467)

Net loss attributable to Merrimack Pharmaceuticals, Inc.	$(17,782)	$(29,686)

Other comprehensive loss:
Unrealized loss on marketable securities	(12)	—

Other comprehensive loss	(12)	—

Comprehensive loss	$(17,794)	$(29,686)

Amounts attributable to Merrimack Pharmaceuticals, Inc.:
Net loss from continuing operations	$(17,782)	$(28,739)
Loss from discontinued operations, net of tax	—	(947)

Loss attributable to Merrimack Pharmaceuticals, Inc.	$(17,782)	$(29,686)

Basic and dilutive net loss per common share
Net loss from continuing operations	$(1.33)	$(2.20)
Net loss from discontinued operations, net of tax	—	(0.07)

Net loss per share	$(1.33)	$(2.27)

Weighted-average common shares used per share calculations—basic and diluted	13,343	13,059

Merrimack Pharmaceuticals, Inc.

Selected Balance Sheet Data (unaudited)

	March 31,	December 31,
(in thousands)	2018	2017

Cash and cash equivalents and marketable securities	$76,266	$93,441
Working capital	$59,576	$75,269
Total assets	$97,495	$117,326
Total liabilities	$18,241	$21,042
Total stockholders’ equity	$79,254	$96,284

CONTACT:

Geoffrey M. Grande, CFA

617-441-7602

ggrande@merrimack.com